CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of October 1, 2018 by and between Global Marine Archaeological Research, LLC, a Delaware limited liability company with its principal office at 18 Congress Street, Unit 307, Portsmouth, NH 03801 (email:  dantay@me.com) (“GMAR”), Endurance Exploration Group, Inc., a Nevada corporation with its principal office at 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760 (email:  micah@spartansecurities.com) (“EXPL”), and Caird Exploration, Inc., a Delaware corporation with its principal office at 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760 (email:  dantay@me.com and micah@spartansecurities.com) (the “Company”).

RECITALS

A.

GMAR desires to contribute to the Company (i) all of the intellectual property assets developed by GMAR as of the date hereof as described on Schedule 1 hereto, and all intellectual property and other proprietary rights in and to and all goodwill associated with any of such assets (the “IP Assets”), (ii) all rights of GMAR under the contracts and agreements listed on Schedule 2 hereto (the “Assigned Contracts”), and (iii) all other assets, whether tangible or intangible (together with the IP Assets and the Assigned Contracts, the “Assets”) in exchange for 1,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Company GMAR Shares”).

B.

EXPL desires to contribute to the Company 12,000,000 shares of its Common Stock, $0.01 par value per share (the “EXPL Shares”), in exchange for 1,000,000 shares of the Company’s Common Stock (the “Company EXPL Shares” and, together with the Company GMAR Shares, the “Company Shares”).

C.

In connection with the transactions contemplated hereby, (i) GMAR and EXPL intend to enter into an Equipment Purchase Agreement, substantially in the form attached hereto as Exhibit A (the “Equipment Purchase Agreement”), (ii) GMAR, EXPL and the Company intend to enter into a Voting Agreement, substantially in the form attached hereto as Exhibit B (the “Voting Agreement”), (iii) the Company and EXPL intend to enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and (iv) the Company and EXPL intend to enter into a Support Services Agreement, substantially in the form attached hereto as Exhibit D (the “Support Services Agreement”).

D.

The foregoing recitals are an integral part of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CONTRIBUTION OF ASSETS AND CLOSING

1.1

Contribution of Assets by GMAR.  On the terms and subject to the conditions set forth in this Agreement, GMAR shall contribute, transfer and assign to the Company, and the Company will acquire and accept, at the Closing (as defined below), all of GMAR’s right, title and interests in and to the Assets.

1.2

Contribution of EXPL Shares by EXPL.  On the terms and subject to the conditions set forth in this Agreement, EXPL shall contribute, issue, transfer and assign to the Company, and the Company will acquire and accept, at the Closing, the EXPL Shares.

1.3

Issuance of Company Shares.   As full consideration for the contribution of the Assets, the Company shall issue the Company GMAR Shares to GMAR at the Closing.  As full consideration for the contribution of the EXPL Shares, the Company will issue the Company EXPL Shares to EXPL at the Closing.

1.4

Closing.  The closing (“Closing”) shall take place remotely on the date hereof (the “Closing Date”) or at such other place, time or date as may be mutually agreed upon in writing by the parties.  The Closing may take place by exchange of documents and signatures by email, facsimile and overnight mail, as appropriate.

(a)

At the Closing, (i) GMAR will assign and transfer to the Company all of its right, title and interest in and to the Assets, and the Company will accept the Assets, by execution and delivery of a Bill of Sale substantially in the form of Exhibit E hereto (the “Bill of Sale”); (ii) the Company will issue the Company GMAR Shares in uncertificated or book-entry form and deliver to GMAR a notice of issuance of uncertificated shares reflecting the issuance of the Company GMAR Shares, (iii) EXPL will issue the EXPL Shares in uncertificated or book-entry form and deliver to the Company a notice of issuance of uncertificated shares reflecting the issuance of the EXPL Shares; (iv) the Company will issue the Company EXPL Shares in uncertificated or book-entry form and deliver to EXPL a notice of issuance of uncertificated shares reflecting the issuance of the Company EXPL Shares; (v) GMAR and EXPL will execute and deliver the Equipment Purchase Agreement and the bill of sale contemplated thereby; (vi) GMAR, EXPL and the Company will execute and deliver the Voting Agreement; (vii) the Company and EXPL will execute and deliver the Registration Rights Agreement; and (viii) the Company and EXPL will execute and deliver the Support Services Agreement.

(b)

This Agreement, the Equipment Purchase Agreement, the Voting Agreement, the Registration Rights Agreement, the Support Services Agreement and the Bill of Sale are referred to collectively as the “Transaction Documents”.

1.5

Further Assurances.  At any time or from time to time after the Closing, at the Company’s request and without further consideration, GMAR shall execute and deliver to the Company such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Company may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign

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to the Company, and to confirm the Company’s title to, all of the Assets, and, to the full extent permitted by law, to put the Company in actual possession and operating control of the Assets and to assist the Company in exercising all rights with respect thereto.

1.6

Tax Treatment.  The contribution of the Assets by GMAR to the Company for the Company GMAR Shares and the contribution of the EXPL Shares by EXPL to the Company for the Company EXPL Shares are intended to be a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.  The parties hereto agree to timely file the information required by Treasury Regulations section 1.351-3 with its income tax return, and will comply with the record keeping requirements of Treasury Regulations section 1.351-3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GMAR

GMAR hereby represents and warrants to the Company and EXPL as follows:

2.1

Organization of GMAR.  GMAR (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to conduct its business as and to the extent now conducted and to own, lease and operate all of its assets and properties and (c) is duly qualified, licensed to do business and in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on GMAR.

2.2

Authority; Execution.  GMAR has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by GMAR of this Agreement and the other Transaction Documents, and the performance by GMAR of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate actions on the part of GMAR.

2.3

Enforceability.  Each of this Agreement and the other Transaction Documents has been or will be duly executed and delivered by GMAR and constitutes, or upon execution will constitute, a legal, valid and binding obligation of GMAR, enforceable against GMAR in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors rights generally and general principles of equity.

2.4

No Conflicts.  The execution and delivery by GMAR of this Agreement and the other Transaction Documents, and the performance of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate or result in a breach of any of the terms, conditions or provisions of the operating agreement or other organizational documents of GMAR, (b) conflict with or violate any judgment, order, writ, or decree specifically naming GMAR or any of its assets, or any statute, rule or regulation applicable to GMAR, or (c) conflict

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with or violate or result in a breach or the acceleration of any material mortgage, indenture, agreement, instrument or contract to which GMAR is a party.

2.5

Governmental Approvals and Filings; Consents of Third Parties.  No consent, approval or action of, order or authorization of, or registration, qualification, designation, declaration, filing with or notice to any person, governmental or regulatory authority on the part of GMAR is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

2.6

Litigation.  No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to GMAR’s knowledge, threatened against GMAR, or any of its affiliates, at law or in equity in any court or before any other governmental authority that relate to or may otherwise affect the Assets or that challenge the legality, validity or enforceability of, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement. GMAR is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by GMAR currently pending or that GMAR intends to initiate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EXPL

EXPL hereby represents and warrants to the Company and GMAR as follows:

3.1

Organization of EXPL.  EXPL (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) has all requisite power and authority to conduct its business as and to the extent now conducted and to own, lease and operate all of its assets and properties and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on EXPL.

3.2

Authority; Execution.  EXPL has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by EXPL of this Agreement and the other Transaction Documents, and the performance by EXPL of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate actions on the part of EXPL.

3.3

Enforceability.  Each of this Agreement and the other Transaction Documents has been or will be duly executed and delivered by EXPL and constitutes, or upon execution will constitute, a legal, valid and binding obligation of EXPL, enforceable against EXPL in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors rights generally and general principles of equity.

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3.4

No Conflicts.  The execution and delivery by EXPL of this Agreement and the other Transaction Documents, and the performance of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate or result in a breach of any of the terms, conditions or provisions of the articles of incorporation, bylaws or other organizational documents of EXPL, (b) conflict with or violate any judgment, order, writ, or decree specifically naming EXPL or any of its assets, or any statute, rule or regulation applicable to EXPL, or (c) conflict with or violate or result in a breach or the acceleration of any material mortgage, indenture, agreement, instrument or contract to which EXPL is a party.

3.5

Governmental Approvals and Filings; Consents of Third Parties.  No consent, approval or action of, order or authorization of, or registration, qualification, designation, declaration, filing with or notice to any person, governmental or regulatory authority on the part of EXPL is required in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

3.6

Litigation.  No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to EXPL’s knowledge, threatened against EXPL, or any of its affiliates, at law or in equity in any court or before any other governmental authority that relate to or may otherwise affect the Assets or that challenge the legality, validity or enforceability of, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of EXPL, financially or otherwise, nor is EXPL aware that there is any basis for the foregoing. EXPL is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by EXPL currently pending or that EXPL intends to initiate.

3.7

Due Authorization and Issuance of the EXPL Shares.  The EXPL Shares have been duly authorized for issuance by all necessary corporate action on the part of the EXPL.  The EXPL Shares, when issued at the Closing as consideration for the Company EXPL Shares as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and, based in part on the representations of the Company set forth in Section 5.7 hereof, issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

ARTICLE IV

INVESTMENT REPRESENTATIONS BY GMAR AND EXPL

Each of GMAR and EXPL (referred to in this Article IV as an “Acquirer”), severally and not jointly, hereby represents to the Company as follows:

(a)

Acquirer is acquiring the Company Shares for its own account, not as a nominee or agent, for investment purposes only and not with a view toward, or in connection with, resale to any other person or any “distribution” (as that term is used in the Securities Act),

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and Acquirer has no present intention of selling, granting any participation in, or otherwise distributing the same, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) of all or any portion of such Company Shares. By executing this Agreement, Acquirer further represents that Acquirer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Company Shares.  Notwithstanding the foregoing, the Company acknowledges that GMAR intends to dissolve in the near future and distribute the Company GMAR Shares to its members, and that North Hanover Holdings, LP, a member of GMAR, intends to dissolve and distribute the Company GMAR Shares received by it to its partners.

(b)

Acquirer has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company.

(c)

Acquirer has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Company Shares and to make an informed investment decision with respect to such purchase.

(d)

Acquirer can afford a complete loss of the value of the Company Shares and is able to bear the economic risk of holding the Company Shares for an indefinite period.

(e)

Acquirer understands that the Company Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that, as such, the Company Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available.  Acquirer acknowledges that the Company has no obligation to register or qualify the Company Shares for resale.  Acquirer further acknowledges that if an exemption from registration or qualification is available (including, without limitation, pursuant to Rule 144), it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Company Shares, and on requirements relating to the Company which are outside of Acquirer’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)

In connection with the foregoing, Acquirer understands that any certificate(s) for the Company Shares are or will be stamped or otherwise printed with a legend in substantially the following form, and in any event will be subject to a stop-transfer instruction on the Company’s books and records to the following effect:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH

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REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(g)

Acquirer represents that  it has not, and Acquirer agrees that it will not, divide its participation with others and will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Company Shares in the absence of an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or disposition is exempt from the registration requirements of the Securities Act (by virtue of Rule 144 promulgated under the Securities Act or some other applicable exemption) and any applicable state securities laws; provided that, the Company acknowledges and agrees that no such opinion of counsel shall be required in connection with the distribution by GMAR of the Company GMAR Shares to its members or by North Hanover Holdings, LP to its partners.  Acquirer is aware that any resale inconsistent with the Securities Act may create liability on its part and/or the part of the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to GMAR and EXPL as follows:

5.1

Organization, Standing and Power.  The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to conduct its business as and to the extent now conducted and to own, lease and operate all of its assets and properties and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the Company.

5.2

Authority.  The Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, and the performance the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate actions on the part of the Company.

5.3

Enforceability.  This Agreement and each other Transaction Document to which it is a party has been or will be duly executed and delivered by the Company and constitutes, or upon execution will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors rights generally and general principles of equity.

5.4

No Conflicts.  The execution and delivery by the Company of this Agreement and each other Transaction Document to which it is a party, and the performance of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate or result in a

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breach of any of the terms, conditions or provisions of the certificate of incorporation or the bylaws of the Company, or (b) conflict with or violate any judgment, order, writ, or decree specifically naming the Company or any of its assets, or any statute, rule or regulation applicable to the Company.

5.5

Governmental Approvals and Filings.  No consent, approval or action of, order or authorization of, or registration, qualification, designation, declaration, filing with or notice to any governmental or regulatory authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or any other Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby.

5.6

Due Authorization and Issuance of the Company Shares.  The Company Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company.  The Company Shares, when issued at the Closing as consideration for the Assets as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and, based in part upon the representations and warranties of each Acquirer set forth in Article IV, issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws, or pursuant to valid exemptions therefrom.  The Company Shares will constitute 100% of the outstanding capital stock of the Company immediately following the Closing.

5.7

Investment Representations to EXPL.  The Company represents to EXPL as follows:

(a)

The Company is acquiring the EXPL Shares for its own account, not as a nominee or agent, for investment purposes only and not with a view toward, or in connection with, resale to any other person or any “distribution” (as that term is used in the Securities Act), and the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) of all or any portion of such EXPL Shares. By executing this Agreement, the Company further represents that the Company does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the EXPL Shares.

(b)

The Company has had such opportunity as it has deemed adequate to obtain from representatives of EXPL such information as is necessary to permit it to evaluate the merits and risks of its investment in EXPL.

(c)

The Company has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the EXPL Shares and to make an informed investment decision with respect to such purchase.

(d)

The Company can afford a complete loss of the value of the EXPL Shares and is able to bear the economic risk of holding the EXPL Shares for an indefinite period.

(e)

The Company understands that the EXPL Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that, as

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such, the EXPL Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available.  The Company acknowledges that, except as set forth in the Registration Rights Agreement, EXPL has no obligation to register or qualify the EXPL Shares for resale.  The Company further acknowledges that if an exemption from registration or qualification is available (including, without limitation, pursuant to Rule 144), it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the EXPL Shares, and on requirements relating to EXPL which are outside of the Company’s control, and which EXPL is under no obligation and may not be able to satisfy.

(f)

In connection with the foregoing, the Company understands that, until the EXPL Shares are registered in accordance with the Registration Rights Agreement, any  certificate(s) for the EXPL Shares are or will be stamped or otherwise printed with a legend in substantially the following form, and in any event will be subject to a stop-transfer instruction on EXPL’s books and records to the following effect:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(g)

The Company represents that  it has not, and the Company agrees that it will not, divide its participation with others and will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the EXPL Shares in the absence of an opinion of counsel reasonably acceptable to EXPL to the effect that such transfer or disposition is exempt from the registration requirements of the Securities Act (by virtue of Rule 144 promulgated under the Securities Act or some other applicable exemption) and any applicable state securities laws.  Company is aware that any resale inconsistent with the Securities Act may create liability on its part and/or the part of EXPL.

ARTICLE VI

DISCLAIMER

6.1

General:  The parties agree and acknowledge that except as otherwise expressly set forth herein, the Assets are being contributed by GMAR and accepted by the Company “as is” and “where is”, with no representations or warranties as to merchantability, fitness or use.

6.2

AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, GMAR IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY

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KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY AND EXPL EACH ACKNOWLEDGES AND AGREES THAT UPON CLOSING, GMAR SHALL SELL AND CONVEY ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE ASSETS TO THE COMPANY AND THE COMPANY SHALL ACCEPT THE ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.” NEITHER THE COMPANY NOR EXPL HAS RELIED AND WILL NOT RELY ON, AND GMAR IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OR RELATING THERETO MADE OR FURNISHED BY GMAR OR ITS REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. THE COMPANY AND EXPL EACH ALSO ACKNOWLEDGES THAT THE ISSUANCE OF THE COMPANY GMAR SHARES REFLECTS AND TAKES INTO ACCOUNT THAT THE ASSETS ARE BEING CONTRIBUTED “AS IS, WHERE IS, WITH ALL FAULTS.” EACH OF THE COMPANY AND EXPL ACKNOWLEDGES TO GMAR THAT IT HAS HAD THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE ASSETS AS IT DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE ASSETS AND THE COMPANY’S ACQUISITION THEREOF. EACH OF THE COMPANY AND EXPL FURTHER WARRANTS AND REPRESENTS TO GMAR THAT IT WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF GMAR, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. EACH OF THE COMPANY AND EXPL HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS MAY NOT HAVE BEEN REVEALED BY ITS REVIEW AND INSPECTIONS AND INVESTIGATIONS.  EACH OF THE COMPANY AND EXPL ACKNOWLEDGES THAT SOME IP ASSETS MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY GMAR OR OTHERWISE ACQUIRED BY GMAR. EACH OF THE COMPANY AND EXPL UNDERSTANDS THAT GMAR MAY BE UNABLE TO TRANSFER INTELLECTUAL PROPERTY BELONGING TO A THIRD-PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THAT PARTY, WHICH MAY NOT BE OBTAINED OR SOUGHT BY GMAR AS A PART OF THIS AGREEMENT. THE COMPANY SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH THIRD PARTIES WHOSE INTELLECTUAL PROPERTY MAY BE INCLUDED IN THE ASSETS TRANSFERRED HEREBY AND SHALL BE RESPONSIBLE FOR ANY AND ALL LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES THAT MAY BE ASSOCIATED WITH USING SAID ASSETS UNDER APPLICABLE LAW.

ARTICLE VII
MISCELLANEOUS

7.1

Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile

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transmission or mailed (first class postage prepaid) or be email to the parties at the addresses set forth in the preamble to this Agreement, or such other address of which a party has been given notice in accordance with the provisions of this Section 7.1.  All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, and (b) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

7.2

Entire Agreement.  This Agreement, together with the other Transaction Documents, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof between the parties, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

7.3

Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

7.4

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

7.5

Counterparts; Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile, scanned and emailed or other electronic signatures.

7.6

Survival.  The terms, conditions, premises, covenants, representations and warranties contained in this Agreement shall survive the execution of this Agreement and Closing.

 [Signature page follows]

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IN WITNESS WHEREOF, this Contribution Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

GMAR:

GLOBAL MARINE ARCHAEOLOGIC RESEARCH, LLC

By: /s/ Daniel P. Taylor

Name:  Daniel P. Taylor

Title:  President and CEO

EXPL:

ENDURANCE EXPLORATION GROUP, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President and CEO

THE COMPANY:

CAIRD EXLPORATION, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President

{W6860787.2}

[Signature Page to Contribution Agreement]

SCHEDULE 1

IP Assets

1) All raw sonar, camera and other data collected by GMAR in connection with the Search Area for the GMAR Primary Target, as identified in item 3, below (the “Primary Target”).

2) Analysis reports identifying specific targets identified in the Search area including, but not limited to the location and data for

a) Target 5 (Shipwreck)

b) Target 28 (Shipwreck)

c) Target 39 (Shipwreck)

d) Target 77 (Airplane)

e) Target 64 (Ballast Pile)

3) All Historical research related to Primary Target and other targets including copies of original documents from archives, in Seville, Valladolid, Havana, and other sources.  Also including the biography of the builder and owner of the Primary Target.

4) All research and documentation related to legal defense strategy, conservation strategy, and monetization strategy.

5) All research and analysis related to the search box for the Primary Target including the Monte Carlo model, weather analysis, leeway/drift, etc.

SCHEDULE 2

Assigned Contracts

•

Agreement, dated as of July 1, 2007, with Francisco de Borja De Soto y Moreno-Santamaria.

•

Non-disclosure and confidentiality agreements entered into by GMAR.

EXHIBIT A

Equipment Purchase Agreement

(see attached)

EXHIBIT B

Voting Agreement

(see attached)

EXHIBIT C

Registration Rights Agreement

(see attached)

EXHIBIT D

Support Services Agreement

(see attached)

EXHIBIT E

Bill of Sale

(see attached)

EQUIPMENT PURCHASE AGREEMENT

BY AND BETWEEN

ENDURANCE EXPLORATION GROUP, INC.

(“BUYER”)

AND

GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC

(“SELLER”)

DATED AS OF OCTOBER 1, 2018

EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (this “Agreement”), dated as of October 1, 2018, is entered into by and between GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with its principal offices at 18 Congress Street, Unit 307, Portsmouth, NH 03801 (“Seller”), and ENDURANCE EXPLORATION GROUP, Inc., a Nevada corporation with its principal offices at 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760 (“Buyer”).

RECITALS:

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the equipment described on Exhibit A attached hereto.

NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this Agreement, Seller and Buyer hereby agree as follows:

ARTICLE VIII
DEFINITIONS

8.1

Certain Definitions: Where used in this Agreement and identified with initial capital letters, the following terms have the meanings set forth below:

Closing Date: means the date first written above.

Equipment: The Equipment listed on Exhibit A attached hereto and incorporated herein by reference, including (i) all Intellectual Property associated therewith or embedded therein, (ii) any third party warranties associated therewith, and (iii) any item thereof which is subsequently added to such exhibit by the mutual agreement of Buyer and Seller.

Governmental Authority: means any government or political subdivision or regulatory body, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

Intellectual Property or IP: means the patents, know-how, trade secrets, and confidential and proprietary information related to the Equipment.

Knowledge: means all facts or other matters actually known by Seller’s executive officers.

Law: means any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

Lien: means any mortgage, lien, pledge, encumbrance, security interest, claim, charge, and/or defect in title.

Order: means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

Permit: means any permit, license, approval, consent, or authorization issued by a Governmental Authority.

Proceeding: means any complaint, action, lawsuit, hearing, investigation, charge, audit, claim or demand.

Purchase Price: The price of the Equipment as set forth in Article 3 below.

8.2

Other Definitions and Meanings; Interpretation:  For purposes of this Agreement, the term “person” shall include any natural person, firm, association, partnership, corporation, governmental agency or other entity; and (b) the words “hereof,” “herein,” “hereby,” and other words of similar meaning shall refer to this Agreement as a whole.

ARTICLE IX
AGREEMENT

9.1

Agreement:  Seller shall sell the Equipment to Buyer, and Buyer shall purchase the Equipment from Seller, on and subject to the terms and conditions hereof.

9.2

   Closing: The consummation of the purchase and sale of the Equipment contemplated hereby will take place at a closing to be held by remote exchange of documents and signatures (the “Closing”), on the date hereof (the “Closing Date”), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by the parties hereto.

ARTICLE X
PURCHASE PRICE

10.1

Purchase Price:  The purchase price (the “Purchase Price”) for the Equipment shall be One Dollar ($1.00), the receipt of which payment the Seller acknowledges.

10.2

Title:  Upon receipt of the Purchase Price, all of Seller’s right, title and interest in and to the Equipment, shall, without further action on the part of the Seller, be vested in the Buyer.

10.3

Delivery by the Seller:  Seller shall concurrently with the execution of this Agreement deliver to Buyer a bill of sale conveying all property included within the Equipment (the “Bill of Sale”) in the form attached hereto.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to the Buyer Parties as follows:

11.1

Existence and Good Standing:  Seller is duly formed, validly existing and in good standing under the laws of the State of Delaware.

11.2

Execution, Delivery and Performance of Agreement:  Seller has the power and authority to execute, deliver and perform fully his obligations under this Agreement.

11.3

Title to Assets:  Seller has, and will, pursuant to the Bill of Sale, transfer to Buyer, good and valid title to the Equipment, free and clear of any and all Liens.

11.4

Enforceability:  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller and constitute the valid and legally binding obligations of Seller enforceable against Seller in accordance with its terms.

11.5

No Conflict:  Neither the execution of this Agreement, nor the performance by Seller of its obligations hereunder will violate or conflict with Seller’s organizational documents, any material agreement by which Seller is bound, or, to the Seller’s Knowledge, any applicable Law or Order.

11.6

Consents:  No consent of any third party or Governmental Authority is required in connection with the execution and delivery by Seller of this Agreement and/or the consummation of the transactions contemplated hereby.

ARTICLE XII
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer Parties represents and warrants to Seller as follows:

12.1

Existence and Good Standing:  Buyer is duly formed, validly existing and in good standing under the laws of the State of Nevada.

12.2

Execution, Delivery and Performance of Agreement:  Buyer has the power and authority to execute, deliver and perform fully its obligations under this Agreement.

12.3

Enforceability:  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer and constitute the valid and legally binding obligations of the Buyer, enforceable against it in accordance with its terms.

12.4

No Conflict:  Neither the execution of this Agreement, nor the performance by Buyer of its obligations hereunder or thereunder will violate or conflict with Buyer’s organizational documents, any material agreement by which Buyer is bound, or any applicable Law or Order.

12.5

Consents:  No consent of any third party or Governmental Authority is required in connection with the execution and delivery by Buyer or Parent of this Agreement and/or the consummation of the transactions contemplated hereby.

ARTICLE XIII
FURTHER COVENANTS AND AGREEMENTS

13.1

Taxes. Buyer shall pay all sales, use and similar taxes arising from the transfer of the Equipment (other than income taxes).

13.2

Further Assurances; Consents. Subject to the terms and conditions of this Agreement, the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions (including the execution, delivery and filing of documents) necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and any ancillary agreements, including the obtaining of all required consents and approvals of governmental authorities and other third parties.

13.3

Availability of the Equipment.  Buyer agrees to make the Equipment available to Caird Exploration, Inc., a Delaware corporation (“Caird”), without charge, for such times, in such locations as are necessary for the full and timely exploitation of the intellectual property transferred by Seller to Caird pursuant to the terms of the Contribution Agreement, dated as of October 1, 2018, by and among Caird, Seller and Endurance Exploration Group, Inc., a Nevada corporation and the parent of Buyer.  Caird shall be a third party beneficiary of this Section 6.3, entitled to enforce the same as if it were a party to this Agreement.

13.4

Transfer of ITAR Registration.  Buyer acknowledges that the Equipment is subject to the U.S. International Traffic in Arms Regulations (“ITAR”).  Buyer agrees to take all actions necessary to (i) substitute Buyer for Seller as the responsible party on all ITAR filings, registrations and permits, and (ii) obtain and maintain all necessary ITAR registrations and permits with respect to itself, the Equipment or the use of the Equipment.  Buyer will provide Seller with evidence of the foregoing promptly following the Closing.

ARTICLE XIV
DELIVERY

14.1

Delivery Acknowledged:  Buyer acknowledges that it has previously received and is now in possession of all of the Equipment, that there is no further Equipment to be delivered to Buyer under this Agreement, and that all of the Equipment is in satisfactory condition.

ARTICLE XV
TITLE

15.1

General:  Title to the Equipment and risk of loss shall pass to Buyer upon delivery of the Equipment to the Buyer. The Parties agree and acknowledge that except as otherwise expressly set forth herein, the Equipment is being sold by Seller and purchased by Buyer “as is” and “where is”, with no representations or warranties as to merchantability, fitness or use.

15.2

AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE

EQUIPMENT, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE EQUIPMENT TO BUYER AND BUYER SHALL ACCEPT THE EQUIPMENT “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE EQUIPMENT OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE EQUIPMENT IS BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER ACKNOWLEDGES TO SELLER THAT BUYER HAS HAD THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE EQUIPMENT AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE EQUIPMENT AND ITS ACQUISITION THEREOF. BUYER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT BUYER WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. BUYER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S REVIEW AND INSPECTIONS AND INVESTIGATIONS.  BUYER ACKNOWLEDGES THAT SOME ASSETS DESCRIBED IN EXHIBIT A MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY SELLER OR OTHERWISE ACQUIRED BY SELLER. BUYER UNDERSTANDS THAT SELLER MAY BE UNABLE TO TRANSFER INTELLECTUAL PROPERTY BELONGING TO A THIRD-PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THAT PARTY, WHICH MAY NOT BE OBTAINED OR SOUGHT BY SELLER AS A PART OF THIS AGREEMENT. BUYER SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH THIRD-PARTIES WHOSE INTELLECTUAL PROPERTY MAY BE INCLUDED IN THE EQUIPMENT ASSETS TRANSFERRED HEREBY AND SHALL BE RESPONSIBLE FOR ANY AND ALL LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES THAT MAY BE ASSOCIATED WITH USING SAID ASSETS UNDER APPLICABLE LAW.

15.3

Enforcement of Other Manufacturer's Warranties: Seller assigns to Buyer and agrees to use its best efforts to assist Buyer in the enforcement of, the benefits of any and all warranty terms granted by the actual manufacturer (other than Seller) of any item of Equipment.

15.4

Limitations and Exclusions:  IN NO EVENT SHALL SELLER BE LIABLE FOR ANTICIPATED PROFITS OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.  SELLER’S LIABILITY ON ANY CLAIM OF ANY KIND, FOR ANY LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR CONNECTED WITH OR RESULTING FROM

THE DESIGN, MANUFACTURE, SALE, REPAIR OR OPERATION OF THE EQUIPMENT SHALL IN NO CASE EXCEED THE PURCHASE PRICE.

ARTICLE XVI
NOTICES

16.1

Notices:  Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, at the time of receipt or, if communicated by e-mail or similar electronic means, at the time receipt thereof has been confirmed by return electronic communication or signal that the message has been clearly received, or, if mailed, five (5) days after mailing,  registered  or certified airmail, postage prepaid:

If to Seller:	Global Marine Archaeological Research, LLC 18 Congress Street, Unit 307 Portsmouth, NH 03801 Attention: Daniel Taylor Email: dantay@me.com

with a copy to:	Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, NH 03801 Attention: Scott E. Pueschel Email: spueschel@pierceatwood.com
If to Buyer or Parent:	Endurance Exploration Group, Inc. 15500 Roosevelt Blvd. Suite 301 Clearwater, FL 33760 Attention: Micah Eldred Email: micah@spartansecurities.com
with a copy to:	Ulmer & Berne LLP West 2nd Street Suite 1100 Cleveland, OH 44113 Attn: Howard Groedel Email: hgroedel@ulmer.com provided, however, that if any party shall have designated a different address by notice to the others as provided above; then to the last address so designated.

ARTICLE XVII
MISCELLANEOUS

17.1

Incorporation by Reference:  The Exhibits to this Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

17.2

Delays:  Neither party shall not be responsible for reasonable or excusable delays, nor shall the other party refuse to perform its responsibilities under this Agreement because of any such delays.  “Excusable delays” shall be considered “force majeure” and include, without limitation, delays resulting from accidents; acts of God; strikes; fires; floods; freight embargoes or transportation delays; inability to secure fuel, goods, supplies or power from usual sources of supply; any existing or future laws, acts, regulations, orders or decrees of any government body or agency affecting the conduct of either party’s business; or any other causes beyond either party’s  control whether of the foregoing nature or otherwise.  “Reasonable delays” include, without limitation, delays due to shortage of labor, failure of goods properly ordered to meet specifications due to lack of raw material or sub-suppliers’ delay of delivery and delays to which the other party, when notified, makes no objection.  In the event of any such delays, the date of performance shall be extended for a period equal to the time lost by reason of such delays.

17.3

Survival:  The representations and warranties contained in this Agreement shall survive the delivery and acceptance of the Equipment and the payment of the Purchase Price for a period of one (1) year after Closing.  The covenants of the parties set forth herein shall survive for the applicable time periods set forth in such covenants or, if not such time period is so set forth, for a period of one (1) year after Closing.

17.4

Headings:  The headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

17.5

Entire Agreement:  This Agreement, together with the Exhibits hereto, comprise the entire agreement between Buyer Parties and Seller and supersedes all other agreements, oral or written, heretofore made with respect to this transaction. In the event of any conflicts between the provisions of this Agreement and those of the Exhibits hereto, the provisions of this Agreement shall govern.

17.6

Third Parties:  This Agreement is not intended to, and shall not, create any rights in or confer any benefits upon anyone other than the parties hereto.

17.7

Governing Law:  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Florida, United States of America, without regard to the conflicts of law’s provisions thereof.

17.8

Amendments:  No amendments to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

17.9

Waiver:  No term or provision hereof shall be deemed waived and no breach excused, unless such waiver of consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse of any other different or subsequent breach.

17.10

Assignment:  Seller shall not assign this Agreement or its obligations hereunder to any third party without prior written consent from Buyer.

17.11

Counterparts; Electronic Signatures:  This Agreement shall be executed in two or more counterparts, and each counterpart shall be deemed an original hereof.  This Agreement may be executed by facsimile, scanned and emailed, or other electronic signatures (e.g., DocuSign).

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Equipment Purchase Agreement as of the date first shown hereinabove, and this Agreement shall be deemed dated as of such date.

“SELLER” GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC By: /s/ Daniel P. Taylor Name: Daniel P. Taylor Title: CEO	“BUYER” ENDURANCE EXPLORATION GROUP, INC. By: /s/ Micah Eldred Name: Micah Eldred Title: CEO

EXHIBIT A

Equipment

•

That certain Autonomous Underwater Vehicle, manufactured by Bluefin Robotics, as more particularly described in that certain document entitled “GMAR AUV” dated November 25, 2013 (the “AUV”), a copy of which has been delivered to Buyer, and supporting equipment.

•

All technical documentation, drawings, and manuals related to the AUV and supporting equipment in GMAR’s possession.

•

All procedural documentation related to operation of the AUV developed by Seller.

EXHIBIT B

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is dated as of October 1, 2018, by and between GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Seller”), and ENDURANCE EXPLORATION GROUP, LLC, a limited liability company organized and existing under the laws of the State of Florida (“Buyer”).

RECITALS

A.

Buyer and Seller entered into that certain Equipment Purchase Agreement, dated on or about the date hereof (the “Agreement”), wherein Seller agreed to sell, and Buyer agreed to purchase certain property of Seller.  Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

B.

Pursuant to the Agreement, Seller has agreed to convey, transfer, and assign to Buyer all rights and interest relating the Equipment.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Seller does hereby grant, convey, and transfer to Buyer all of Seller's right, title and interest in and to the Equipment.  This Bill of Sale shall in all respects be subject to the terms of the Agreement with regard to the rights and obligations of each of the parties hereto with respect to the Property and in the event that any term of this Bill of Sale contradicts the terms of the Agreement, the Agreement will control.  This Bill of Sale is made without any covenant, warranty, or representation by, or recourse against, Seller as more expressly set forth in the Agreement and the other closing documents.

2.

Seller agrees to execute any documents reasonably required by any governmental agency or other third party to effect and complete the purchase, sale and delivery of any of the Equipment to Buyer in furtherance of this Bill of Sale.

3.

This Bill of Sale shall be construed in accordance with and governed by the laws of the State of Florida and shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this Bill of Sale to physically form one document.

5.

Seller shall sign and deliver to Buyer, its nominees, successors and/or assigns, at any time and from time to time upon written request therefor, any new or confirming instruments and perform any other acts which Buyer, its nominees, successors and/or assigns, may request to transfer full possession and control of, and protect the rights of Buyer, its nominees, successors and/or assigns in, the Equipment.

[remainder of page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the day and year first above written.

“SELLER” GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC By: /s/ Daniel P. Taylor Name: Daniel P. Taylor Title: CEO	“BUYER” ENDURANCE EXPLORATION GROUP, LLC By: /s/ Micah Eldred Name: Micah Eldred Title: CEO

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of October 1, 2018, by and among Caird Exploration, Inc., a Delaware corporation (the “Company”), Global Marine Archaeological Research, LLC, a Delaware limited liability company (“GMAR”), and Endurance Exploration Group, Inc., a Nevada corporation (“EXPL” and, together with GMAR and its successors in interest as described herein, the “Stockholders”).

RECITALS

Concurrently with the execution of this Agreement, the Company and the Stockholders are entering into a Contribution Agreement (the “Contribution Agreement”) providing for, among other things, the issuance of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), the Stockholders, and, in connection with that agreement, the parties desire to provide the Stockholders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.

Voting Provisions Regarding the Board

1.1

Size of the Board

Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three (3) directors.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2

Board Composition

Subject to Section 3, each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)

For so long as GMAR, the GMAR Successors (as defined below) and their respective Affiliates (as defined below) (the “GMAR Group”) continue to own beneficially at least ten percent (10%) of the Company GMAR Shares (as defined in the Contribution Agreement), one person, being the “GMAR Designee”.  The initial GMAR

Designee shall be Daniel P. Taylor.  The GMAR Designee may only be removed for Cause (as defined below).  In the event that the GMAR Designee desires to resign from the Board of Directors, he or she shall name a successor, who shall become the new GMAR Designee, and the parties to this Agreement will take all corporate action necessary in order to appoint such successor to the Board of Directors.  In the event of the death of the GMAR Designee prior to naming a successor, a new GMAR Designee shall be appointed by the vote of the holders of a majority of the Company GMAR Shares held by the GMAR Group (the “Requisite GMAR Holders”).

(b)

One person designated from time to time by EXPL, for so long as such Stockholder and its Affiliates continue to own beneficially at least at least ten percent (10%) of the shares of Common Stock acquired by EXPL pursuant to the terms of the Contribution Agreement, which designee shall initially be Micah Eldred.

(c)

One individual not otherwise an Affiliate of the Company or of any Stockholder who is mutually acceptable to the other members of the Board.

To the extent that either of clauses (a) and (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Certificate of Incorporation.

For purposes of this Agreement, (i) an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; and (ii) the “GMAR Successors” means, collectively, (A) any member of GMAR (other than Mariowin Ltd., which has been dissolved and whose successors cannot be reached or identified) or (B) the general partner, the members of the general partner and/or any limited partner of North Hanover Holdings, LP, a Delaware limited partnership and the majority member of GMAR.

1.3

Failure to Designate a Board Member

In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

1.4

Removal of Board Members

Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)

no director elected pursuant to Subsections 1.2 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of at least a majority of the shares of stock, entitled under Subsection 1.2 to designate that director (which, for purposes of Subsection 1.2(a) shall mean the Requisite GMAR Holders); or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director;

(b)

any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled in a manner consistent with the provisions of this Section 1; and

(c)

upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5

No Liability for Election of Recommended Directors

No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6

No “Bad Actor” Designees

2.

Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.1

D&O Insurance

3.

  The Company shall obtain, within ninety (90) days of the date hereof,

from financially sound and reputable insurers, Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors (including the GMAR Designee), and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors (including the GMAR Designee) determines that such insurance should be discontinued.

4.

Protective Provisions

5.

For so long as the GMAR Group continues to own beneficially at least ten percent (10%) of the Company GMAR Shares, the Company will not take, and no Stockholder will vote in favor of or consent to taking, any of the following actions without the affirmative vote or written consent of the GMAR Designee given at a duly called Board meeting or action by written consent of the Board, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

6.

(a)

(i) liquidate, dissolve or wind-up the business and affairs of the Company, or (ii) effect any merger or consolidation, or any other sale, lease, transfer or disposition of all or substantially all of the assets or capital stock of the Company (in one transaction or a series of related transactions), or any exclusive license to any intellectual property of the Company (a “Sale of the Company”), or (iii) consent to any of the foregoing;

7.

(b)

amend, alter or repeal any provision of the Company’s Certificate of Incorporation or Bylaws;

8.

(c)

create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of the Company, or increase the authorized number of shares of any class or series of capital stock of the Company;

9.

(d)

establish any equity incentive plan for the benefit of officers, directors, employees, consultants or advisors to the Company;

10.

(e)

cause or permit any of its subsidiaries to, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;

11.

(f)

purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

12.

(g)

create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $300,000;

13.

(h)

create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(i)

enter into any transaction with any Affiliate of the Company;

(j)

amend, modify or waive any right of the Company under any of the Transaction Documents (as defined in the Contribution Agreement);

(k)

sell, lease, transfer or otherwise dispose of any rights in any target included among the Intellectual Property (as defined in the Contribution Agreement) or any other target discovered in the course of the search for and/or salvage of any target included among the Intellectual Property;

(l)

sell, lease, transfer or otherwise dispose, or vote, any of the EXPL Shares (as defined in the Contribution Agreement), it being understood and agreed that any disposition of the EXPL Shares prior to the second anniversary of the date of this Agreement shall also require the approval of the EXPL Designee; or

(m)

terminate the D&O Policy, or allow the D&O Policy to lapse.

In addition to the foregoing, the Company agrees to send the Demand Notice (as defined in that certain Registration Rights Agreement, dated on or about the date hereof, between the Company and EXPL (the “Registration Rights Agreement”) at such time as it is directed to do so by the GMAR Designee, consistent with the terms of the Registration Rights Agreement.

14.

Remedies

14.1

Covenants of the Company

The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

14.2

Specific Enforcement

Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

14.3

Remedies Cumulative

All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

15.

“Bad Actor” Matters.

16.

16.1

Definitions

For purposes of this Agreement:

(a)

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)

“Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c)

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d)

“Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

16.2

Representations

(a)

Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is  applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this

Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.   Notwithstanding anything to the contrary in this Agreement, each Stockholder makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Stockholder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Stockholder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)

The Company hereby represents and warrants to the Stockholders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

16.3

Covenants

Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

17.

 Term

This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to directors, officers, employees, consultants or advisers of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); and (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Company’s Certificate of Incorporation.

18.

Miscellaneous

18.1

Additional Parties

In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by agreeing in writing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

18.2

Transfers

Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 6.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 6.12.  In addition, each GMAR Successor, as a condition to receiving any distribution or other transfer of Shares, shall be required to deliver to the GMAR Designee an irrevocable proxy, coupled with an interest, with full powers of substitution, to exercise all voting rights associated with the Shares to be received by such GMAR Successor.

18.3

Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

18.4

Governing Law

This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

18.5

Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.6

Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18.7

Notices

(a)

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the books and records of the Company.

(b)

Consent to Electronic Notice.  Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number on the books of the Company.  Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

18.8

Consent Required to Amend, Modify, Terminate or Waive

  This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the GMAR Designee, as attorney-in-fact for GMAR, or, as applicable, the GMAR Successors, and (b) EXPL. Any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.  The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 6.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

18.9

Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

18.10

Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

18.11

Entire Agreement

This Agreement (including the Exhibits hereto), and the Company’s Certificate of Incorporation, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

18.12

Share Certificate Legend

Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 6.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 6.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

18.13

Stock Splits, Stock Dividends, etc.

 In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 6.12.

18.14

Manner of Voting

The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

18.15

Further Assurances

At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

18.16

Dispute Resolution

The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

18.17

Costs of Enforcement

If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

18.18

Aggregation of Stock

All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

CAIRD EXPLORATION, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President

GMAR:

GLOBAL MARINE ARCHAEOLOGICAL RESEARCH, LLC

By: /s/ Daniel P. Taylor

Name:  Daniel P. Taylor

Title:  President and CEO

EXPL:

ENDURANCE EXPLORATION GROUP, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President and CEO

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 1, 2018 by and between Endurance Exploration Group, Inc., a Nevada corporation (“EXPL”), and Caird Exploration, Inc., a Delaware corporation (the “Holder”).

RECITALS

A.

This Agreement is being entered into pursuant to, and in connection with the transactions contemplated by, that certain Contribution Agreement, dated as of October 1, 2018 (the “Contribution Agreement”) by and among the Holder, EXPL and Global Marine Archaeological Research, LLC, a Delaware limited liability company (“GMAR”).  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Contribution Agreement.

B.

The Contribution Agreement provides for, among other things, the issuance by EXPL to the Holder of 12,000,000 shares of the Common Stock, par value $0.25 per share (the “EXPL Common Stock”).

C.

The Holder and EXPL desire to provide for the rights of registration under the Securities Act of 1933, as amended (the “Securities Act”) as are provided herein.

D.

The foregoing recitals are an integral part of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.

Definitions and References.

Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Contribution Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

“Applicable Securities Law” means the securities laws of the United States, including without limitation the Exchange Act and the Securities Act and any applicable securities law of any State of the United States (and any rules or regulations promulgated thereunder), in each case as may be in effect from time to time.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of EXPL or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Stock; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Stock” means: (a) the EXPL Common Stock issued to the Holder pursuant to the Contribution Agreement; and (b) any EXPL Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such EXPL Common Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when: (i) a Registration Statement covering such Registrable Stock has been filed and such Registrable Stock has been disposed of pursuant to such effective Registration Statement; or (ii) such Registrable Stock is eligible to be sold by a person in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without regard to the notice, manner of sale or volume limitations thereof, or is disposed of in a transaction in which the Holder’s rights under this Agreement are not assigned.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Stock, and fees and disbursements of counsel for the Holder in excess of $20,000 per registration.

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

2.

Registration.

(a)    Demand Registration.  At any time following the second anniversary of the date of this Agreement, the Holder, acting upon the direction of the GMAR Designee (as defined in that certain Voting Agreement, dated on or about the date hereof, among the Holder, EXPL and the other stockholders of the Holder), may require, by written notice to EXPL (the “Demand Notice”), that EXPL prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as EXPL shall be eligible to use in connection with the registration of the Registrable Stock for resale) (the “Registration Statement”) for the public resale by the Holder of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.  EXPL shall prepare and file the Registration Statement with the SEC within ninety (90) days after receipt of the Demand Notice.  The plan of distribution indicated in the Registration Statement will include all such transactions as the Holder may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. EXPL shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof, and to keep the Registration Statement continuously effective under the Securities Act during the term of this Agreement.

(b)    Piggyback Registration.  If EXPL proposes to register (including, for this purpose, a registration effected by EXPL for stockholders other than the Holder) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), EXPL shall, at such time, promptly give the Holder notice of such registration.  Upon the request of the Holder given within twenty (20) days after such notice is given by EXPL, EXPL shall, subject to the provisions of Section 2(c), cause to be registered all of the Registrable Stock that the Holder has requested to be included in such registration.  EXPL shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) before the effective date of such registration, whether or not the Holder has elected to include Registrable Stock in such registration.

(c)

Underwriting Requirements.  In connection with any offering involving an underwriting of shares of EXPL’s capital stock pursuant to Section 2(b), EXPL shall not be required to include any of the Holder’s Registrable Stock in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between EXPL and its underwriters, and then only in such quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering by EXPL.  If the total number of securities, including Registrable Stock, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by EXPL) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then EXPL shall be required to include in the offering only that number of such securities, including Registrable Stock, which the underwriters and EXPL in their reasonable discretion determine will not jeopardize the success of the offering.  Notwithstanding the foregoing, in no event shall (i) the number of shares of Registrable Stock included in the offering be reduced unless all other securities (other than securities to be sold by EXPL) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

(d)

Expenses of Registration.  All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2(a), including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for EXPL, shall be borne and paid by the Holder.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2(b), including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for EXPL; and the reasonable fees and disbursements, not to exceed $20,000, of counsel for the Holder (“Holder Counsel”), shall be borne and paid by EXPL.

(e)

Deregistration; Listing on a Foreign Exchange.  Notwithstanding the provisions of Section 2(a), in the event that EXPL ceases to have a class of securities registered under the Securities Exchange Act of 1934, as amended, EXPL shall not be required to comply with the Demand Notice and file the Registration Statement.  In the event that EXPL elects to list its Common Stock on any non-U.S. securities exchange, then it will give the Holder rights with respect to the registration and resale of the Registrable Stock which are as substantively similar as possible to those set forth in this Agreement in light of the securities laws, rules and regulations of the jurisdiction in which such non-U.S. securities exchange is located, as well as the rules, regulations and process of such exchange.

3.

Obligations of EXPL. Subject to Section 2(c) hereof, EXPL shall:

(a)    Use best efforts to cause the Registration Statement to become effective;

(b)    prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the term of this Agreement;

(c)    furnish to the Holder such numbers of copies of a prospectus as required by the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate its disposition of Registrable Stock;

(d)    use its commercially reasonable efforts to register and qualify the Registrable Stock under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested in writing by the Holder; provided, however, that EXPL shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless EXPL is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    use its commercially reasonable efforts to cause all such Registrable Stock to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by EXPL are then listed;

(f)    provide a transfer agent and registrar for the Registrable Stock and provide a CUSIP number for all such Registrable Stock, in each case not later than the effective date of the Registration Statement;

(g)    if applicable, use its commercially reasonable efforts to furnish, on the date that shares of Registrable Stock are delivered to the underwriters for sale, if such securities are being sold through underwriters: (i) an opinion, dated as of such date, of the counsel representing EXPL for the purposes of such registration, in form and substance as is customarily given to underwriters by EXPL in an underwritten public offering, addressed to the underwriters; and (ii) a letter dated as of such date, from the independent public accountants of EXPL, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)    if applicable, cooperate with the Holder and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the Holder or the managing underwriter (if any) may request and keep available and make available to EXPL’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(i)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by EXPL to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(j)    upon execution of confidentiality agreements in form and substance satisfactory to EXPL, promptly make available for inspection by the Holder, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holder, all financial and other records, pertinent corporate documents, and properties of EXPL (collectively, “Records”), and cause EXPL’s officers, directors, employees, and independent accountants to supply all information reasonably requested by the Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records that EXPL determines, in good faith, to be confidential and that it notifies the Holder are confidential shall not be disclosed to the Holder unless: (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement; or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by Applicable Law. The Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates as the basis for any market transactions in EXPL’s securities unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to EXPL and allow EXPL to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k)    in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(l)    immediately notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any prospectus, the Holder shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised); and

(m)    take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Stock pursuant to the terms of this Agreement.

4.

Furnish Information. It shall be a condition precedent to the obligations of EXPL to take any action pursuant to this Agreement that the Holder completes, executes, acknowledges and delivers such customary selling stockholder questionnaire and other documents, certificates, instruments, representations and warranties, and indemnities as may be reasonably requested by EXPL or the underwriters (if any) in connection with the filing of the Registration Statement, including, without limitation, representations and warranties (or indemnities with respect thereto) in connection with: (a) the Holder’s ownership of Registrable Stock to be transferred free and clear of all liens, claims, and encumbrances; (b) the Holder’s power and authority to effect such transfer; and (c) such matters pertaining to compliance with Applicable Securities Laws by the Holder. EXPL may require the Holder, by written notice given to the Holder not less than three (3) Business Days prior to the filing date of the Registration Statement, to promptly, and in any event within two (2) days after receipt of such notice, furnish in writing to EXPL such information regarding the distribution of the Registrable Stock as EXPL may from time to time reasonably request and such other information as may be legally required in connection with such registration. Upon any disposal of Registrable Stock by the Holder, the Holder shall deliver to EXPL a notice of transfer certifying such disposition and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith.

5.

Transfer of Registration Rights. The registration rights of the Holder under this Agreement with respect to any Registrable Stock may not be transferred or assigned by the Holder to any other person unless such a transfer is pursuant to a distribution of Registrable Stock to an Affiliate or Affiliates of the Holder, or (iii) with the prior written consent of EXPL.  Prior to a permitted transfer of rights under this Agreement, the Holder must furnish EXPL with written notice of the name and address of such transferee and the number of shares of Registrable Stock with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to EXPL by which such transferee (or the Holder, if the Holder so elects) agrees to bear all costs associated with the preparation and filing of the supplement and amendment to the Registration Statement and assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby.  No transfer of rights under this Agreement shall be permitted if, immediately following such transfer the offer and sale or other disposition of Registrable Stock by the transferee is not restricted under the Securities Act.

6.

Indemnification. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

(a)    EXPL shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, the Holder, each underwriter (as defined in the Securities Act) acting on behalf of the selling Holders, each agent (including legal counsel and accountants) and each person, if any, who controls such Holder (within the meaning of the Securities Act) (sometimes referred to collectively herein as the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by EXPL of Applicable Securities Laws, and shall reimburse each such Holder Indemnified Party for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of EXPL (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that EXPL shall not be liable to any Holder Indemnified Party for any loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder; provided, further, EXPL shall not be liable to any underwriter, if applicable, for any loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or omission made in a preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to the relevant person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. EXPL’s obligations under this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b)    The Holder shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, EXPL, each of its directors, officers, employees and stockholders, each person, if any, who controls EXPL within the meaning of the Securities Act, and each agent (including legal counsel and accountants) for EXPL (sometimes referred to collectively herein as the “EXPL Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party of Applicable Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder shall reimburse any documented legal or other expenses reasonably incurred by EXPL Indemnified Party with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of the Holder hereunder by way of indemnification under this Section 6(b) and contribution under Section 6(d) shall be limited to the net proceeds actually received by the Holder from the sale of Registrable Stock covered by such Registration Statement to which such claim or indemnity relates (after giving effect to any discounts and brokerage fees). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such EXPL Indemnified Party, and shall survive the transfer of such securities by the Holder, and any termination of this Agreement.

(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and control the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all reasonable fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and solely to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d)    To the extent any indemnification by an indemnifying party is prohibited or limited by Applicable Law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of the Holder hereunder by way of contribution under this Section 6(d) and indemnification under Section 6(b) shall be limited to the net proceeds received by the Holder from the sale of Registrable Stock covered by the Registration Statement.

7.    General Provisions.

(a)    Notices. Any notice or other communications required or permitted to be given under this Agreement will be in writing, and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via electronic mail or facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

If to the Holder:

Caird Exploration, Inc.

15500 Roosevelt Blvd.

Suite 301

Clearwater, FL 33760

Attention: Micah Eldred and Daniel P. Taylor

Email: micah@spartansecurities.com and dantay@me.com

If to EXPL:

Endurance Exploration Group, Inc.

15500 Roosevelt Blvd.

Suite 301

Clearwater, FL 33760

Attention: Micah Eldred

Email: micah@spartansecurities.com

(b)    Interpretation. When a reference is made herein to Sections, subsections, or Exhibits, such reference shall be to a Sections, subsections, of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement; (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection; (v) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively; and (vi) the phrases “provide to” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Unless indicated otherwise: (A) all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent; and (B) fractions may be greater than one.

(c)    Amendment. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of EXPL and the Holder.

 (d)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement or by DocuSign with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

(e)    Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto: (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. In the event of any conflict between this Agreement and the Contribution Agreement, the terms of this Agreement shall control.

(f)    Assignment. Except as set forth in Section 6, neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(g)    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of another law

(i)    Consent to Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).  Any action, suit or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any federal or state court located in the State of Delaware.  Each party to this Agreement:  (A) expressly and irrevocably consents and submits to the exclusive jurisdiction of and venue in each federal or state court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such action, suit or Legal Proceeding; (B) agrees that each federal or state court located in the State of Delaware shall be deemed to be a convenient forum; and (C) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other Legal Proceeding commenced in any federal or state court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other Legal Proceeding is improper, that challenges the application of the internal laws of the State of Delaware, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)    Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. It is accordingly agreed that, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

(k)    Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, and each Exhibit attached hereto, the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l)   Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of EXPL Common Stock, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

(m)    Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(n)    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of: (i) the date on which no shares of EXPL Common Stock continue to constitute Registrable Securities; and (ii) the date when all Registrable Stock has been sold; provided, however, the indemnification rights provided by Section 6 shall survive any such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

EXPL:

ENDURANCE EXPLORATION GROUP, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President and CEO

THE HOLDER:

CAIRD EXPLORATION, INC.

By: /s/ Micah Eldred

Name:  Micah Eldred

Title:  President and CEO